[LETTERHEAD OF AQUILA ENERGY]

July 28, 1998

Mr. Clarence J. Heller
Executive Vice President
LS Power, LLC
655 Craig Road, Suite 336
St. Louis, Missouri 63141

Dear Mr. Heller:

Enclosed is a copy of your letter of July 16 concerning purchase of an additional 6 MW under the terms of our Power Purchase Agreement at the Surplus Reservation Charge, which has been executed by Aquila Power. This was faxed to you last week.

In accordance with PPA Section 22.4, would LS Power please direct all future notices and communications to the attention of Mr. Joe Gocke, Vice President, at the address shown in the contract. Copies should also be sent to Mr. Max Sherman (at the Kansas City address in the contract) and to Mr. Jerry Coffey at Blackwell Sanders Peper Martin LLP, 2300 Main Street, Suite 1000, Kansas City, Missouri 64108.

Sincerely,


/s/ Max Sherman

Max Sherman

                         [LETTERHEAD OF AQUILA ENERGY]

                               December 12, 2000

LSP Energy Limited Partnership
200 Industrial Drive
Batesville, Mississippi 38606

Attn: Norris Herrington

Re: Power Purchase Agreement dated May 21, 1998, as amended (the "Agreement") between Aquila Energy Marketing Corporation ("Aquila") and LSP Energy Limited Partnership ("LSP")

Dear Norris:

We have received your letter dated December 11, 2000 concerning the proposed outage to repair the CT combustor by-pass line flanges. Based on subsequent conversations between Aquila and LSP, the parties have reached an understanding with respect to such outage. The terms of such understanding are as follows:

1)    The start date of such outage would not occur until December 27, 2000.

2) In consideration of such change in start date for the outage, Aquila agrees:

      (a) Payments to be made by Aquila to LSP under the Agreement during the months of January, 2001 and July, 2001, shall be made on the 14th day of such months, rather than on the date otherwise specified in the Agreement. Aquila and LSP agree to negotiate the terms of an amendment to implement such payment dates on a permanent basis;

      (b)   The EPDH applicable to such outage shall be reduced by 24 hours.

3) In all other respects, the Agreement shall be considered in full force and effect in accordance with its terms.

Capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Agreement.

LSP Energy Limited Partnership
December 12, 2000
Page 2


If you are in agreement with these terms, please execute both copies in the space below, and return one copy to the undersigned. If you have any questions, please call me at (816) 527-1671.

                                      Very truly yours,


                                      /s/ S. Thomas Wertz

                                      S. Thomas Wertz
                                      Vice President, Asset Management

cc: Mike Witzing
    Bob Raymond
    David Hall
    Brad Heisey
    Jerry Coffey
    Jeremy Morgan
    Eric Lundt

Acknowledged and agreed this 13th day of December, 2000:

LSP Energy Limited Partnership


By: /s/ LSP Energy, Inc.
   ------------------------------
Its general partner


By:   /s/ Michael P. Witzing
      ---------------------------
Name: Michael P. Witzing
      ---------------------------
Title: Vice President
      ---------------------------